EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Skyworks Solutions, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
Irvine, California
June 3, 2020